UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the ProMIS Neurosciences Inc. Annual Incentive Plan

On November 10, 2022, the Board of Directors (“Board”) of ProMIS Neurosciences Inc. (the “Company”) approved, based on a recommendation from the Compensation Committee of the Company’s Board (the “Committee”), the ProMIS Neurosciences Inc. Annual Incentive Plan (the “Plan”).

The Plan is an annual bonus plan, to be paid solely in cash, beginning with the 2022 fiscal year. The Plan is intended to: (i) motivate behaviors that lead to a successful achievement of specific sales, financial and operational goals that support the Company’s business strategy; (ii) emphasize the link between participants’ performance and reward for meeting predetermined, specified goals; (iii) focus participants’ attention on operational effectiveness from both an earnings and an investment perspective; and (iv) promote performance orientation at the Company and communicate to employees that great responsibility carries greater reward opportunities.

The Plan authorizes an annual cash incentive to regular employees of the Company or its participating subsidiaries (each, a “Participant”). Bonus amounts will be earned by a Participant based on the achievement of various performance goals for the annual period against pre-established performance goals for the Participant’s business unit, which may include Company-wide, business unit, or other financial, operational, strategic or other goals, including individual performance goals, all as determined by the Company. Each Participant will be assigned a target award by the Company, which is the amount of bonus expressed as a percentage of base salary that they can expect to receive under the terms and conditions of the Plan if all the target goals are achieved. The maximum payout allowed under the Plan is 150% of a target award and the Company does not guarantee a minimum payment under the Plan. Bonus amounts earned will be calculated using the Participant’s annual rate of base salary as of December 1st of the applicable fiscal year.

Bonuses will be paid as soon as practicable after the end of the applicable fiscal year and are expected to be paid no later than the 15th day of the third month after the end of the applicable fiscal year (i.e., March 15, 2023 for fiscal year 2022). Notwithstanding the foregoing, all bonuses due under the Plan will be paid no later than the next December 31 following the completion of a fiscal year (i.e., by December 31, 2023 for fiscal year 2022). The Plan will be administered by the Committee, who will have all powers and discretion necessary to administer the Plan and control its operation.

The above summary of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached as Exhibit 10.53 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.53	ProMIS Neurosciences Inc. Annual Incentive Plan
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: November 16, 2022	By:	/s/Gail Farfel
Name: Gail Farfel, Ph.D.
Title: Chief Executive Officer